UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2015
NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting on May 14, 2015. The final results of the vote on the election of directors and on the proposals submitted to a stockholder vote, each of which were submitted by the Board of Directors, are set forth below.

1.         The nominees listed below were elected by the stockholders to serve as directors of the Company until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified. The vote with respect to the nominees is set forth opposite their respective names.

Name	For	Authority Withheld	Broker Non-Vote
Richard B. Evans	42,249,507	14,864,957	8,377,092
Robert J. Kalsow-Ramos	48,156,098	8,958,366	8,377,092
Carl J. Rickertsen	48,800,083	8,314,381	8,377,092
Alan H. Schumacher	54,203,031	2,911,433	8,377,092

2.         The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015. The voting results were as follows:

For	Against	Abstained
64,923,177	194,304	374,075

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date:	May 19, 2015

By:	/s/ Gail E. Lehman
Gail E. Lehman
Chief Administrative Officer, General Counsel and Corporate Secretary